Calculation of Filing Fee Tables
S-8
ADOBE INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	427,000	$ 240.03	$ 102,492,810.00	0.0001381	$ 14,154.26
Total Offering Amounts:						$ 102,492,810.00		$ 14,154.26
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 14,154.26
Offering Note
[1]	On April 28, 2026, Adobe Inc. ("Adobe" or the "Registrant") completed its acquisition of Semrush Holdings, Inc., a Delaware corporation ("Semrush"). In accordance with the Agreement and Plan of Merger, dated as of November 18, 2025 (the "Merger Agreement"), by and among Adobe, Fenway Merger Sub, Inc., a direct, wholly owned subsidiary of Adobe ("Merger Sub"), and Semrush, Merger Sub merged with and into Semrush (the "Merger"), with Semrush surviving the Merger as a wholly owned subsidiary of Adobe. The amount registered represents 427,000 shares of common stock, par value $0.0001 per share, of Adobe (the "Adobe Common Stock"), which represents the aggregate number of shares of Adobe Common Stock which may be issuable upon the grant, vesting or settlement of certain Semrush equity awards that were outstanding as of immediately prior to the effective time of the Merger and assumed by Adobe pursuant to the Merger Agreement. The proposed maximum offering price per share and maximum aggregate offering price for the Adobe Common Stock covered by this Registration Statement have been estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, using the average of the high and low prices per share of Adobe Common Stock as reported on the Nasdaq Global Select Market on April 23, 2026, which date is within five business days of the filing of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources